CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 (Nos. 333-84023 and 811-09507) (the “Registration Statement”) of our report dated April 30, 2021 relating to the financial statements of Farmers New World Life Insurance Company and consent to the use in the Registration Statement of our report dated April 30, 2021 relating to the financial statements of each of the subaccounts of Farmers Variable Life Separate Account A indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Houston, Texas

April 29, 2022